Exhibit 99.3

SWH, INC.
AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

AS OF

DECEMBER 31, 2011

AND

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

SWH, Inc. and Subsidiary

REPORT OF INDEPENENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
SWH, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of SWH, Inc. and Subsidiary (the “Company”) as of December 31, 2011 and the related consolidated statements of earnings, shareholder’s equity and cash flows for the period February 2, 2011 through December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America established by the American Institute of Certified Public Accountants. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SWH, Inc. and Subsidiary as of December 31, 2011 and the results of operations and their cash flows for the period February 2, 2011 through December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Wichita, Kansas
July 20, 2012

SWH, Inc. and Subsidiary
CONSOLIDATED BALANCE SHEET
December 31, 2011

ASSETS
Current Assets:
Cash and cash equivalents	$2,274,939
Accounts receivable	7,223,240
Prepaid expenses and other current assets	348,330
Income tax receivable	566,292
Deferred income taxes	53,755
Total current assets	10,466,556

Property and equipment, net	26,081,846
Goodwill	24,836,817
Intangible assets, net	8,513,986
Deferred financing costs, net	810,542

TOTAL ASSETS	$70,709,747

LIABILITIES AND SHAREHOLDER'S EQUITY

LIABILITIES
Current Liabilities:
Accounts payable and accrued expenses	$2,931,933
Note payable, current portion	4,000,000
Capital lease obligation, current portion	400,000
Total current liabilities	7,331,933

Phantom stock liability	1,009,723
Note payable, net of current portion	14,000,000
Capital lease obligation, net of current portion	1,386,753
Deferred income taxes	10,384,348
Total liabilities	34,112,757

Commitments and contigencies

SHAREHOLDER'S EQUITY:
Common stock, $0.001 par value, 51,100 authorized, 12,775 issued and outstanding	13
Additional paid-in capital	27,332,950
Retained earnings	9,264,027
Total shareholder's equity	36,596,990

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY	$70,709,747

See accompanying Notes to Consolidated Financial Statements.

SWH, Inc. and Subsidiary
CONSOLIDATED STATEMENT OF EARNINGS
For the Period from February 2, 2011 through December 31, 2011

Net revenues	$32,984,070

Cost of revenues	18,200,633

Gross margin	14,783,437

Selling, general and administrative expenses	6,184,501

Income from operations	8,598,936

Other income (expense):
Other income	30,035
Interest expense	(528,100)
Total other income (expense)	(498,065)

Income before provision for income taxes	8,100,871

Provision for income taxes	3,232,426

Net income	$4,868,445

See accompanying Notes to Consolidated Financial Statements.

SWH, Inc. and Subsidiary
CONSOLIDATED STATEMENT OF SHAREHOLDER’S EQUITY
For the Period from February 2, 2011 through December 31, 2011

	Common Stock		Additional Paid-in	Retained
	Shares	Amount	Capital	Earnings	Total

Balance, February 2, 2011	1,000	$1	$46,068,115	$4,395,582	$50,463,698

Stock split	11,775	12	(12)	-	-

Return of capital	-	-	(20,000,000)	-	(20,000,000)

Contributed capital - benefit of tax-sharing agreement	-	-	1,264,847	-	1,264,847

Net income	-	-	-	4,868,445	4,868,445

Balance, December 31, 2011	12,775	$13	$27,332,950	$9,264,027	$36,596,990

See accompanying Notes to Consolidated Financial Statements.

SWH, Inc. and Subsidiary
CONSOLIDATED STATEMENT OF CASH FLOWS
For the Period from February 2, 2011 through December 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,868,445
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,392,664
Amortization of deferred financing costs	115,792
Phantom stock expense	1,009,723
Deferred income taxes	1,736,864
Benefit of tax-sharing agreement	1,264,847
Change in operating assets and liabilities:
Restricted cash	2,572,026
Accounts receivable	(2,183,475)
Prepaid expenses and other current assets	114,456
Income tax receivable/payable	(402,239)
Accounts payable and accrued expenses	114,216
Net cash provided by operating activities	11,603,319
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(8,266,690)
Net cash used in investing activities	(8,266,690)
CASH FLOWS FROM FINANCING ACTIVITIES
Return of capital	(20,000,000)
Proceeds from note payable	20,000,000
Payments on note payable	(2,000,000)
Payments of deferred financing costs	(926,334)
Payments on capital lease obligations	(288,525)
Net cash used in financing activities	(3,214,859)
Net increase in cash and cash equivalents	121,770
Cash and cash equivalents, beginning of period	2,153,169
Cash and cash equivalents, ending of period	$2,274,939

Supplemental cash flow information:
Income taxes paid	$632,954
Interest paid	$501,724

See accompanying Notes to Consolidated Financial Statements.

SWH, Inc. and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

Note 1.	Summary of Significant Accounting Policies

Description – SWH, Inc. is the sole shareholder of Sun Well Service, Inc. (“Sun Well”), which is the Company’s only subsidiary, (collectively “the Company”). Sun Well provides a variety of services to the oil and gas industry, including well servicing and workover completion services, plug and abandonment services, and hydrostatic tubing testing, as well as rentals of various types of well servicing equipment. Sun Well’s operations are primarily concentrated in the Williston basin in North Dakota and eastern Montana.

Basis of Presentation – The Company was acquired by BNS Holding, Inc. on February 2, 2011. These financial statements present the Company’s financial condition and results of operations since this change of control through December 31, 2011 (the “report period”).

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Sun Well. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents – Cash equivalents include time deposits, money market mutual funds, and all highly liquid instruments with original maturities of three months or less.

Fair Value Measurements – The Company measures fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The GAAP fair value hierarchy prioritizes observable and unobservable inputs used to measure fair value into three broad levels, as described below:

Level 1 applies to quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2 applies to observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3 applies to unobservable inputs that are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

Concentration of Credit Risk – The Company has cash deposits at financial institutions that periodically exceed the FDIC insurance coverage limits. The Company has not experienced any losses in these accounts and believes that its cash is not exposed to any significant credit risk.

Accounts Receivable – Accounts receivable are carried at the original invoice amount. Management determines the allowance for doubtful accounts by regularly evaluating the current economic climate and each individual customer’s receivables, credit history, and financial condition. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. An account is considered past due if any portion of the receivable balance is outstanding for more than 30 days. Interest is not charged on past due accounts. As of December 31, 2011, management believes its accounts receivable are collectible. Therefore, it has not provided an allowance for doubtful accounts.

Prepaid Expenses and Other Current Assets – Prepaid expenses include items such as insurance, licenses, and other miscellaneous items. Other current assets include inventory that is valued at the lower of cost or market. Cost is determined using the first-in, first-out method.

SWH, Inc. and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

Note 1 (Continued)

Property and Equipment – As a result of the business combination at February 2, 2011, all property and equipment was adjusted to fair market value, thus resetting accumulated depreciation to $0 as of the date of the acquisition. Property and equipment additions since the acquisition date are stated at cost. Depreciation is computed using the straight-line method and the following estimated lives:

Equipment	2 to 15 years
Vehicles	4 years
Office equipment	5 years

Maintenance and repairs are charged to expense as incurred. The cost of additions and betterments are capitalized. The cost and related accumulated depreciation of property retired or sold are removed from the applicable accounts and any gain or loss is recorded. Amortization expense for leased assets is included with depreciation expense.

Long-Lived Assets – Long-lived assets, including intangible assets with definite lives, are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated future net cash flows (undiscounted and without interest charges) expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Goodwill and Other Intangible Assets – The purchase price of the Company was allocated to the net assets acquired based on their fair values at the date of acquisition. The purchase price of the Company in excess of the fair value of the Company’s net assets acquired was recorded as goodwill as of February 2, 2011. The Company does not amortize goodwill, but evaluates it for impairment on an annual basis or whenever an impairment indicator is identified. The Company performs its annual impairment test at year-end, involving a two-step approach.

The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a Company’s reporting units to their carrying amounts.  If the fair value of the reporting unit exceeds its carrying amounts, goodwill is not considered impaired. If the carrying amount of the reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of the reporting units’ goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined by performing an assumed purchase price allocation, using the reporting unit fair value (as determined in step one) as the purchase price. If the carrying amount of goodwill exceeds the implied fair value, an impairment loss is recognized in an amount equal to that excess.

The Company has only one reporting unit for purposes of the goodwill impairment test. The Company has determined its annual impairment test will be performed at the end of the fiscal year. The Company has concluded that no impairment existed at December 31, 2011.

Trade names are also not amortized, but are evaluated for impairment on an annual basis or whenever an impairment indicator is identified. The Company had concluded that no impairment existed at December 31, 2011.

Intangible assets include two non-compete agreements with previous owners, a favorable lease agreement, customer relationships and trade name. All intangible assets, except the trade name, are amortized on a straight-line basis over the following periods:

Favorable lease	2 years
Non-compete agreements	5 years
Customer relationships	10 years

SWH, Inc. and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

Note 1 (Continued)

The Company evaluates its amortizable intangible assets for impairment whenever events and circumstances indicate that such assets might be impaired. The Company has concluded that no impairment existed at December 31, 2011.

Deferred Financing Costs – Deferred financing costs are third-party costs incurred to secure debt financing, which are capitalized and shown on the balance sheet as deferred financing costs. These costs include, but are not limited to, bank commitment fees, legal costs, appraisals and title surveys. The costs are amortized over the term of the debt using the straight-line method, which approximates the effective-interest method.

Stock Split – Effective April 29, 2011, the shareholder approval of a 12.775-for-one stock split was recorded. All share data, except par value, has been adjusted to reflect the effect of the stock split for the period presented.

Revenue Recognition – The Company’s well servicing and workover services are generally short-term in nature and revenue is recognized upon completion of each service.

Advertising – Advertising costs are expensed as incurred. Advertising expenses included in “Selling, general and administrative expenses” were $12,345 for the report period ended December 31, 2011.

Sales Taxes – The Company presents its revenues net of any sales taxes collected from its customers that are required to be remitted to local or state governmental taxing authorities.

Fair Value of Financial Instruments – The carrying amounts reflected in the consolidated balance sheet for cash and cash equivalents, accounts receivable, income taxes receivable, prepaid expenses and other current assets, accounts payable and accrued expenses approximate fair value due to short-term maturities. The carrying amount of the note payable approximates fair value based on the applicable variable rates, which approximate market.

Phantom Stock Compensation – Phantom stock issued to employees who participate in this plan are valued at an amount based upon earnings of the Company, as defined. The shares vest over a three-year period. The Company records compensation expense based on the fair value of the shares outstanding, adjusted on an annual basis, amortized over the three-year period using a straight-line method.

Income Taxes – The Company files consolidated income tax returns with its parent company.

Deferred income taxes are provided using the liability method, whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates as of the date of enactment. The Company’s policy is to record estimated interest and penalties related to the underpayment of income taxes as income tax expense in the consolidated statement of earnings. There has been no interest or penalties recognized in the accompanying consolidated financial statements. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheet, along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The amount that is ultimately sustained for an individual uncertain tax position or for all uncertain tax positions in the aggregate could differ from the amount recognized.

Subsequent Events – The Company evaluated and disclosed subsequent events, if any, through July 20, 2012, which represents the date as of which the financial statements were available to be issued.

SWH, Inc. and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

Note 2.	Recent Accounting Pronouncements

In September 2011, the Financial Accounting Standards Board (the “FASB”) issued updated guidance allowing the use of a qualitative approach to test goodwill for impairment. The updated guidance would permit the Company to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of one of our reporting units is less than its carrying value. If the Company concludes that this is the case, it is then necessary to perform the currently prescribed two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required. The updated guidance is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011 with early adoption permitted. The implementation of this updated guidance is not expected to have a material effect on the Company’s financial statements.

In June 2011, FASB issued guidance that requires entities to report components of comprehensive income in either a continuous statement of comprehensive income or two separate but consecutive statements. Under the continuous statement approach, the statement would include the components and total of net income, the components and total of other comprehensive income, and the total of comprehensive income. Under the two statement approach, the first statement would include the components and total of net income and the second statement would include the components and total of other comprehensive income and the total of comprehensive income. This guidance does not change the items that must be reported in other comprehensive income and is effective retrospectively for interim and annual periods beginning after December 15, 2011, with early adoption permitted. The adoption of this guidance is not expected to have a material effect on the Company’s financial statements, although it will change the Company’s presentation of comprehensive income in its financial statements.

Note 3.	Step-Up of Financial Statements

On February 2, 2011 the Company was acquired by BNS Holding, Inc. for an aggregate purchase price of $50,463,698 in cash. Due to the change of control, the Company has elected to establish a new basis of accounting and, therefore, has stepped up its assets and liabilities to their fair values.

The fair values of the assets acquired and liabilities assumed at the date of change of control are summarized below. The fair value step-up adjustments are based on a valuation performed by a third party.

	Historical Balances	Step-Up Adjustments	Fair Value Balances
	(Unaudited)
Current assets	$8,065,720	$-	$8,065,720
Property and equipment	18,146,928	110,714	18,257,642
Goodwill	18,177,999	6,658,818	24,836,817
Intangible assets	-	8,991,205	8,991,205
Other assets	2,572,026	-	2,572,026
Total assets	$46,962,673	$15,760,737	$62,723,410

Current liabilities	$2,559,609	$-	$2,559,609
Capital lease obligations	1,106,374	-	1,106,374
Deferred income taxes	5,135,000	3,458,729	8,593,729
Shareholder's equity	38,161,690	12,302,008	50,463,698
Total liabilities and shareholder's equity	$46,962,673	$15,760,737	$62,723,410

SWH, Inc. and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

Note 4.	Property and Equipment

The Company’s property and equipment as of December 31, 2011 is summarized below:

	Cost	Accumulated Depreciation	Net

Equipment	$19,683,286	$(1,696,517)	$17,986,769
Equipment under capital lease (see Note 6)	2,362,383	(138,010)	2,224,373
Vehicles	663,934	(60,053)	603,881
Office equipment	85,760	(20,865)	64,895
Assets in progress	5,201,928	-	5,201,928

Property and equipment, net	$27,997,291	$(1,915,445)	$26,081,846

Depreciation expense for the report period ended December 31, 2011 was $1,915,445.

Note 5.	Intangible Assets

The following is a summary of the Company's intangible assets as of December 31, 2011:

	Cost	Accumulated Amortization	Net

Trade name	$4,990,000	$-	$4,990,000
Customer relationships	3,220,000	(295,167)	2,924,833
Non-compete agreements	640,000	(117,333)	522,667
Favorable lease	141,205	(64,719)	76,486

	$8,991,205	$(477,219)	$8,513,986

Amortization expense of intangible assets for the report period ended December 31, 2011 was $477,219.

Estimated aggregate future amortization expenses for the next five years for the intangible assets are as follows:

For the year ending December 31:
2012	$520,603
2013	455,883
2014	450,000
2015	450,000
2016	332,667

SWH, Inc. and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

Note 6.	Capital and Operating Lease Obligations

The Company leases certain equipment under capital lease obligations. The following is a schedule of the future annual minimum payments for these leases as of December 31, 2011:

For the year ending December 31:
2012	$504,210
2013	488,815
2014	458,026
2015	458,026
2016	141,756
Total minimum lease payments	2,050,833
Less amount representing interest	(264,080)
Present value of net minimum lease payments	1,786,753
Less current portion	(400,000)
Capital lease obligations, net of current portion	$1,386,753

The Company leases its shop facility from a former shareholder. The lease requires monthly rental payments of $2,500 through January 31, 2012. Total rent expense was $27,500 for the report period ended December 31, 2011. This lease has been extended through January 31, 2013 at a monthly rate of $10,000. The future minimum lease payments on this lease are as follows:

For the year ending December 31:
2012	$112,500
2013	10,000
Total future minimum operating lease payments	$122,500

The Company has two other facility leases on a month-to-month basis. The rent expense under these leases totaled $57,150 for the report period ended December 31, 2011.

Note 7.	Note Payable

Sun Well signed a credit agreement with Wells Fargo Bank, National Association on June 30, 2011. The agreement includes a term loan of $20,000,000 and a revolving line of credit for up to $5,000,000. The loans are secured by the assets of Sun Well and bear interest, at the option of Sun Well at LIBOR plus 3.5% or the greater of (a) the bank’s prime rate, (b) the Federal Funds Rate plus 1.5%, or (c) the Daily One-Month LIBOR rate plus 1.5% for base rate loans. Both options are subject to leverage ratio adjustments. The interest payments are made monthly. The term loan is repayable in $1,000,000 quarterly principal installments from September 30, 2011 through June 30, 2015.

Sun Well borrowed $20,000,000 on the term loan in July 2011 and has made $2,000,000 in scheduled principal payments through December 31, 2011. Borrowings under the revolving loan, which are determined based on eligible accounts receivable, mature on June 30, 2015. There have been no advances on the revolving line of credit through December 31, 2011. Under the agreement, Sun Well is subject to certain financial covenants. As of December 31, 2011, Sun Well was in compliance with all such covenants.

SWH, Inc. and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

Note 7	(Continued)

The future principal payments due on the notes payable are as follows:

For the year ending December 31:
2012	$4,000,000
2013	4,000,000
2014	4,000,000
2015	6,000,000
$18,000,000

Note 8.	Major Customers

For the report period ended December 31, 2011, the Company derived 10 percent or more of its net revenues from the following customers (with corresponding accounts receivable balance as of December 31, 2011):

	Percent of Net Revenues	Percent of Accounts Receivable
Customer A	29%	33%
Customer B	17%	10%
Customer C	12%	11%
Customer D	10%	9%

Note 9.	Income Taxes

The provision for income taxes for the report period ended December 31, 2011 consists of the following:

Current expense	$1,495,562
Deferred expense	1,736,864
3,232,426

The following summarizes the difference between the Company’s income tax expense and the amount computed by applying the Federal statutory rate of 34 percent to the income before provision for income taxes for the report period ended December 31, 2011:

Federal income tax at statutory rate	$2,754,296
State taxes, net of federal benefit	317,844
Other, net	160,286
$3,232,426

SWH, Inc. and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

Note 9	(Continued)

Deferred tax assets and liabilities at December 31, 2011 are comprised of the following:

Deferred tax assets:
Compensation and other accruals	$382,701
Other, net	3,589
Gross deferred tax assets	386,290
Deferred tax liabilities:
Property and equipment	$(7,455,785)
Intangible assets	(3,261,098)
Gross deferred tax liabilities	(10,716,883)
Total deferred tax liabilities, net	(10,330,593)
Current portion of deferred tax assets, net	(53,755)
Deferred tax liabilities, net of current portion	$(10,384,348)

In March 2011, the Company and BNS Holding, Inc. entered into a tax-sharing agreement where the Company will be included in both the Federal and State tax returns of BNS Holding, Inc. This agreement defines the methodology for determining the amount of current taxes due by each of the parties as a result of the Company being included in the consolidated tax returns of BNS Holding, Inc. The Company’s tax expense was determined as if separate tax returns were to be filed. The tax sharing agreement does not require intercompany reimbursement or settlement of tax benefits related to filing a consolidated tax return. Accordingly, the cash flow benefits realized by the Company, as a result of filing the consolidated tax returns, are recorded as additional paid-in capital. Any tax expense incurred by the Company, after benefits of the tax-sharing agreement, will be paid by the Company.

Note 10.	Employee Benefits

The Company’s employees are eligible to participate in a defined contribution 401(k) plan after meeting specific age and period of service requirements. The Company’s matching contribution is limited to a maximum of 3% of each participating employee’s wages. The Company’s matching contributions for the report period ended December 31, 2011 aggregated $122,246.

The Company has a deferred compensation plan to provide certain key employees with cash retention awards. The Company has accrued $93,971 as of December 31, 2011 for vested benefits due to employees under this plan.

Phantom Stock Plan

Effective April 29, 2011, the Company adopted a phantom stock plan agreement (the “Phantom Plan”), in which the board of directors is authorized to grant phantom shares to employees and consultants. The phantom shares are set to vest over a three-year period and the vesting is determined on an annual basis. The annual vesting is based on attainment of specified levels of earnings before interest, taxes, depreciation and amortization (“EBITDA”), as contained in the Phantom Plan for the year, and continued employment. If employees or consultants terminate, their unvested shares are returned to the Phantom Plan. Shares under this plan fully vest if there is a change of control or upon the death of a phantom stockholder employee.

Phantom stockholders are entitled to receive a cash payment for their vested shares based on an EBITDA valuation formula contained in the Phantom Plan. Payments for vested shares will be made on February 1, 2016, unless there is a change of control or employee death.

SWH, Inc. and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

Note 10	(Continued)

The board has authorized a total of 8,500 phantom shares to be issued under the Phantom Plan. At December 31, 2011, 7,500 shares were outstanding, all of which were 33% vested. The value of the vested shares at December 31, 2011 has been estimated at $1,009,723, using the formula as defined in the Phantom Plan.

Subsequent to year-end, effective May 30, 2012, the Phantom Plan was amended to remove the EBITDA performance targets required for vesting of the shares and to provide that the cash payment for vested shares be based on the per share consideration received by the shareholders of BNS Holding Inc. for the sale of the Company (see Note 14).

Note 11.	Related Party Transactions

Beginning in April 2011, the Company began using the resources of BNS Holding, Inc. for management and related services and pays a monthly fee of $30,000 for such services. For the report period ended December 31, 2011, the Company has paid $270,000 for these services.

The Company used the services of SP Corporate Services LLC (“SPCS”), an affiliate of SPH Group LLC, the parent company of BNS Holding, Inc., in connection with the negotiation of the credit agreement disclosed in Note 7. The Company paid SPCS $500,000 for such services during the report period ended December 31, 2011 and has capitalized this amount as deferred financing costs. There was no balance due at December 31, 2011.

The Company’s chief executive officer is a consultant that is also an employee of an affiliate of SPH Group LLC. He received $93,000 for his services during the report period ended December 31, 2011.

On February 2, 2011, BNS Holding, Inc. acquired all of the Company’s outstanding shares. In conjunction with the financing of the BNS Holding, Inc. transaction, the Company guaranteed approximately $14,000,000 of BNS Holding Inc.’s outstanding debt. This debt and accrued interest was paid in full in September 2011.

Sun Well had a note receivable due from a prior shareholder in the amount of $225,000 as of February 2, 2011. The note was non-interest bearing and was due on demand. Payment of this note was received in June 2011.

Note 12.	Commitments

In May 2011, the Company entered into an agreement with a construction contractor to build a new headquarters and shop building for an estimated price of $5.0 million. The building was completed in February 2012. As of December 31, 2011, the Company had spent $4.2 million on the new building, which was included in Assets in Progress.

Note 13.	Supplemental Cash Flows Information

During the report period ended December 31, 2011, the Company purchased $968,904 of property and equipment through capital lease obligations.

As of December 31, 2011, the Company’s accounts payable and accrued expenses included property and equipment purchases of $504,055.

Note 14.	Subsequent Events

On January 20, 2012, the Company agreed to sell its tubular testing fixed assets and business for $1,000,000 cash. These assets are included in Equipment in Note 4 with a net book value of $729,244. The sale was finalized in May 2012.

On May 31, 2012, BNS Holding Inc. sold the Company to Steel Excel Inc., a related party through common ownership by SPH Group LLC, for an aggregate amount of $62,664,433, comprised of 2,027,500 common shares of Steel Excel Inc. valued at $54,742,500 and cash of $7,921,933.